Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-100632 of Southwestern Electric Power Company on Form S-3 of our report dated February 21, 2003 (May 14, 2003 as to Notes 3 and 16)(which expresses an unqualified opinion and includes an explanatory paragraph referring to the realignment of segments for financial reporting purposes), appearing in this Form 8-K of Southwestern Electric Power Company.


/s/ Deloitte & Touche LLP

Columbus, Ohio
May 14, 2003